CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest
event reported)
August 2, 2016
GOOD VIBRATIONS SHOES, INC.

(Exact name of registrant
as specified in its charter)
(State or other jurisdiction
of incorporation)
NEVADA 000-29780
(Commission
File Number)

(IRS Employer
Identification No.)

87-0384678
24 East Second Street
Riverhead, NY  11901

Address of principal
executive offices)
Las Vegas, NV
(Zip Code)
89169-6014
Registrants
telephone number,
including area code
602-530-8490
(Former name or former address,
if changed since last report.)
Check the appropriate box below
if the Form 8K filing is intended
to simultaneously satisfy the filing
obligation of the registrant under
any of the following provisions
(see General Instruction A2 below):
[ ] Written communications
pursuant to Rule 425 under
the Securities Act (17 CFR 230.425)
[ ] Soliciting material
pursuant to Rule 14a-12 under
the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications
pursuant to Rule 14d-2(b) under
the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications
pursuant to Rule 13e-4(c) under
the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events
Item 8.01 Other Events.
On August 2, 2016, V2IP, Inc.,
a Florida registered foreign
corporation (the Plaintiff)
was granted by the Circuit Court
of the Twelfth Judicial Circuit,
In And For Desoto County, Florida
Civil Division, and Agreed Order
Approving Settlement Agreement
and Stipulation for
Dismissal against
Good Vibrations Shoes, Inc.
(the Defendant) to settle
a collection action against
the Defendant. Under the terms of
the Settlement Agreement
(the Settlement) Defendant
will issue and exchange securities
for debt with the Plaintiff. Plaintiff
owns bona fide claims (Claims)
against Defendant in the aggregate
amount of Two Hundred Ninety Nine
Thousand Nine Hundred Forty Dollars
and Zero Cents ($299,940.00). Plaintiff
has agreed to the Settlement
and believes that it to be
sufficiently fair. Defendants
board of directors
has considered the
Settlement and has resolved
that its terms and conditions
are fair to, and in the best
interest of, Defendant and
its stockholders.
The securities of the
Defendant shall be issued
to the Plaintiff in exchange
for the Claims Plaintiff has
against Defendant and shall be
issued in accordance with the
Settlement which is in accordance
with Section 3(a)(10) of the
Securities Act and Rule
69W-500.014 F.A.C. and
shall be freely tradable
and unrestricted.

SIGNATURES
Pursuant to the requirements
of the Securities Exchange
Act of 1934, the registrant
has duly caused this report
to be signed on its behalf
by the undersigned hereunto
duly authorized.
GOOD VIBRATIONS SHOES, INC.
Paul Carlin
By:/s/
Date August 5, 2016
Name:  Paul Carlin
CEO